EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-48364, 333-38420, 333-31696, 333-93117, 333-92327, 333-11294, 333-88421, 333-39553, 333-106742, 333-118776, 333-121123, 333-123738, 333-126229, 333-148958 and 333-162535) and the Registration Statements on Form S-3 (No. 333-115059, 333-120456, 333-123567, 333-124822, 333-126347, 333-126931, 333-133403, 333-137165, 333-143385, 333-144663, 333-148974, 333-156001, 333- 159880 and 333-164053) of our report dated March 31, 2011 relating to our audits of the consolidated financial statements of Digital Angel Corporation and subsidiaries, which report includes an explanatory paragraph stating that there is substantial doubt about the company's ability to continue as a going concern and is included in the Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to our firm as Experts in the Registration Statements on Form S-3.

/s/ EisnerAmper LLP

New York, New York

March 31, 2011